As filed with the Securities and Exchange Commission on October 5, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERINT SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-3200514 (I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

VERINT SYSTEMS INC. 2010 LONG-TERM STOCK INCENTIVE PLAN
(Full title of the plan)

Peter Fante, Esq.
Chief Legal Officer
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(Name and address of agent for service)
(631) 962-9600
(Telephone number, including area code, of agent for service)
With copies to:
Randi C. Lesnick, Esq.
Jones Day
222 East 41st Street
New York, New York 10017
(212) 326-3939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)(2)	Share(3)	Price(3)	Registration Fee
Common Stock, $0.001 par value per share	4,000,000	$25.53	$102,120,000.00	$7,281.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Represents (i) 638,450 shares of Common Stock previously issued to employees pursuant to the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan (the “Plan”) to be registered for resale and (ii) 3,361,550 shares of Common Stock reserved for issuance under outstanding awards previously granted to officers and employees pursuant to the Plan or available for issuance under future awards to be granted pursuant to the Plan.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the NASDAQ Global Market on September 29, 2010.

EXPLANATORY NOTE
This Registration Statement on Form S-8 covers the registration of 4,000,000 shares of common stock, $0.001 par value per share, of Verint Systems Inc. (the “Company”) under the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan (the “Plan”). As of the date of this Registration Statement, these 4,000,000 shares are comprised of (i) 638,450 shares of common stock of the Company previously issued to certain employees of the Company pursuant to the Plan; (ii) 1,746,466 shares of common stock of the Company reserved for issuance under outstanding awards previously granted to officers and employees of the Company pursuant to the Plan; and (iii) 1,615,084 shares of common stock of the Company available for issuance under future awards to be granted pursuant to the Plan; however, the allocation of these 4,000,000 shares may change over time in accordance with the terms of the Plan and applicable award agreements thereunder.
This Registration Statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus relates to shares of common stock of the Company previously issued to certain employees of the Company pursuant to the Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.
The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”), either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Stock Option Plan Information.
Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement on Form S-8 (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act or additional information about the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan and its administrator are available without charge by contacting:
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(631) 962-9600
Attn: Corporate Secretary

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REOFFER PROSPECTUS
VERINT SYSTEMS INC.
638,450 SHARES OF COMMON STOCK
This prospectus relates to the resale, from time to time, of up to 638,450 shares of our common stock, $0.001 par value per share, by the selling stockholders listed in this prospectus. The selling stockholders acquired such shares pursuant to grants made under the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan. The Verint Systems Inc. 2010 Long-Term Stock Incentive Plan is referred to in this prospectus as the “Plan.”
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.
Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended, or the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.
Shares of our common stock are listed on the NASDAQ Global Market under the symbol “VRNT.” On October 4, 2010, the last reported sale price of our common stock was $31.15 per share.
Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, for a discussion of certain factors that should carefully be considered by prospective purchasers.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated October 5, 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.
References in this prospectus to the terms “Verint,” “the Company,” “we,” “us” and “our,” or other similar terms, mean Verint Systems Inc., together with its consolidated subsidiaries, unless the context indicates otherwise.
VERINT SYSTEMS INC.
Verint is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 80% of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video and unstructured text.
In the enterprise market, our workforce optimization solutions help organizations enhance customer service operations in contact centers, branches, and back-office environments to increase customer satisfaction, reduce operating costs, identify revenue opportunities, and improve profitability. In the security intelligence market, our video intelligence, public safety and communications intelligence solutions are vital to government and commercial organizations in their efforts to protect people and property and neutralize terrorism and crime.
We have established leadership positions in both the enterprise workforce optimization and security intelligence markets by leveraging our core competency in developing highly scalable, enterprise-class applications with advanced, integrated analytics for both unstructured and structured information. Our innovative solutions are developed by approximately 800 employees in research and development, representing approximately one-third of our total employees, and are evidenced by more than 480 patents and patent applications worldwide. In addition, we offer a range of customer services, from initial implementation to ongoing maintenance and support, to maximize the value our customers receive from our Actionable Intelligence solutions and to allow us to extend our customer relationships beyond the initial sale.
Our principal executive offices are located at 330 South Service Road, Melville, New York 11747. Our telephone number at that address is (631) 962-9600. Our website is www.verint.com. The information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making a decision about whether to purchase shares of our common stock.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
Certain statements discussed in this prospectus constitute forward-looking statements, which include financial projections, statements of plans and objectives for future operations, statements of future economic performance and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will”, “plans”, “expects”, “intends”, “believes”, “seeks”, “estimates”, or “anticipates”, or by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause our actual results or conditions to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties, and other factors that could cause our actual results or conditions to differ materially from our forward-looking statements include, among others:
•	risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our future filings, management distractions, and significant expense;

•	risks that our credit rating could be downgraded or placed on a credit watch based on, among other things, our financial results or delays in the filing of our periodic reports;

•	risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc., or Comverse, and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards for our financial statements;

•	uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business;

•	risks that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility or that any delays in the filing of future SEC reports could cause us not to be compliant with the financial statement delivery covenant under our credit facility;

•	risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business or otherwise;

•	risks that we will experience liquidity or working capital issues and related risk that financing sources will be unavailable to us on reasonable terms or at all;

•	uncertainties regarding the future impact on our business of our now concluded internal investigation, restatement, and extended filing delay, including customer, partner, employee, and investor concern, and potential customer and partner transaction deferrals or losses;

•	risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis;

•	risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs;

•	risks of possible future restatements if the processes used to produce the financial statements contained in our SEC reports are inadequate;

•	risks associated with future regulatory actions or private litigation relating to our internal investigation, restatement or previous delays in filing required SEC reports;

•	risks that we will be unable to maintain our listing on the NASDAQ Global Market;

•	risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote);

•	risks associated with significant leverage resulting from our current debt position;

•	risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance;

•	risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than us;

•	risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates;

•	risks associated with complex and changing local and foreign regulatory environments;

•	risks associated with our ability to recruit and retain qualified personnel in all geographies in which we operate;

•	challenges in accurately forecasting revenue and expenses;

•	risks associated with acquisitions and related system integrations;

•	risks relating to our ability to improve our infrastructure to support growth;

•	risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights;

•	risks associated with a significant amount of our business coming from domestic and foreign government customers;

•	risks that we improperly handle sensitive or confidential information or perception of such mishandling;

•	risks associated with dependence on a limited number of suppliers for certain components of our products;

•	risks that we are unable to maintain and enhance relationships with key resellers, partners and systems integrators; and

•	risks that use of our tax benefits may be restricted or eliminated in the future.
You should carefully review the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, for a discussion of these and other risks that relate to our business and an investment in shares of our common stock. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

RISK FACTORS
Investing in shares of our common stock involves a high degree of risk. You should carefully review the risks described below and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, together with the other information contained in and incorporated by reference into this prospectus, before making an investment decision. Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks. The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment. Some risk factors in this section are “forward-looking statements.” See “Cautionary Note on Forward-Looking Statements.”
Risks Related To Our Common Stock
We do not plan to pay dividends on our common stock for the foreseeable future.
We intend to retain our earnings to support the development and expansion of our business, to repay debt and for other corporate purposes and, as a result, we do not plan to pay cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that we may be a party to at the time or senior securities we may have issued. Our credit facility limits us from paying cash dividends or other payments or distributions with respect to our capital stock. In addition, the terms of any future facility or other restrictive debt credit agreement may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock. In addition, holders of our preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock.
Furthermore, our ability to pay dividends to our stockholders is subject to the restrictions set forth under Delaware law. We cannot assure you that we will meet the criteria specified under Delaware law in the future, in which case we may not be able to pay dividends on our common stock even if we were to choose to do so.
The price of our common stock fluctuates significantly, and this may make it difficult for you to resell the common stock when you want to or at prices you find attractive.
There has been significant volatility in the market price and trading volume of equity securities, including our common stock, some of which is unrelated to the financial performance of the companies issuing the securities. The price for the shares of common stock being sold under this prospectus may not be indicative of prices that will prevail in the open market following your purchase of such shares. You may not be able to resell your shares at or above the price you paid due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.
Some specific factors that may have a significant effect on our common stock market price include:
•	actual or anticipated quarterly fluctuations in our operating and financial results;
•	developments related to investigations, proceedings, or litigation that involve us;
•	changes in financial estimates and recommendations by financial analysts;
•	dispositions, acquisitions, and financings;
•	actions of our current stockholders, including sales of our common stock by existing stockholders and our directors and executive officers;
•	success of competitive service offerings or technologies;
•	fluctuations in the stock price and operating results of our competitors;

•	investors’ general perception of us;
•	regulatory developments; and
•	developments related to the industries in which we compete.

Because our common stock has been re-listed on the NASDAQ Global Market only since July 6, 2010, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market on the NASDAQ Global Market or otherwise or how liquid that market might become. Unless there is an active trading market for our common stock, you may have difficulty selling any shares of our common stock that you purchase. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid.
Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.
We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of September 15, 2010, we had 35.2 million shares of common stock outstanding. In addition, as of that date, approximately 6.1 million shares of our common stock (including the 638,450 shares included in this prospectus, which were acquired by the selling stockholders on October 5, 2010) were issuable pursuant to outstanding stock options and awards which had not yet vested or which had been previously acquired upon vesting but had not yet been delivered. Additional shares of common stock are also available to be granted under our existing equity plans or may be granted under future equity plans.
In addition, under two registration rights agreements that we entered into with Comverse, Comverse has registration rights with respect to its common stock and preferred stock holdings in Verint. As of September 15, 2010, if it were convertible, the preferred stock could have been converted into approximately 10.2 million shares of our common stock. The conversion feature of the preferred stock was approved by our stockholders at a special meeting of our stockholders on October 5, 2010.
Also, for the first time since the beginning of our extended filing delay in March 2006, our directors and certain members of management have recently been allowed to resume sales of shares of our common stock in the public markets or in other registered offerings (subject to our securities trading policy and applicable securities law). As a result, these individuals, including each of our named executive officers, have sold and may continue to sell, for personal financial planning and asset diversification purposes, shares of our common stock through block trades in negotiated transactions or by any other lawful methods permitted by applicable registration statements.
Anti-takeover provisions in Delaware corporate law may make it difficult for our stockholders to replace or remove our current board of directors and could deter or delay third-parties from acquiring us, which may adversely affect the marketability and market price of our common stock.
We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder”, we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, “interested stockholder” means, generally, someone owning more than 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.
Under any change of control, the lenders under our credit facility would have the right to require us to repay all of our outstanding obligations under the facility. Upon the occurrence of a “Fundamental Change”, as defined by the Certificate of Designation setting forth the terms of the preferred stock, and which includes a change of control, the holders of our preferred stock have the right to require us to repurchase their shares of preferred stock at the then current liquidation preference (subject to certain exceptions set forth in the Certificate of Designation).

Holders of our preferred stock have liquidation and other rights that are senior to the rights of the holders of our common stock.
Our board of directors has the authority to designate and issue preferred stock that may have dividend, liquidation and other rights that are senior to those of our common stock. As of September 15, 2010, 293,000 shares of our preferred stock have been issued and are outstanding. The conversion feature of the preferred stock was approved by our stockholders at a special meeting of our stockholders on October 5, 2010. As of September 15, 2010, if it were convertible, the preferred stock could have been converted into approximately 10.2 million shares of our common stock. Holders of our preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, holders of our preferred stock are entitled to receive an initial liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, which liquidation preference was approximately $332.2 million as of July 31, 2010. This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common stock.

USE OF PROCEEDS
We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders.
We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus relates to shares of our common stock previously issued pursuant to the Plan to certain of our employees that are being registered for resale. All of the shares of common stock that may be resold pursuant to this prospectus were previously acquired by the selling stockholders upon the satisfaction of applicable vesting conditions relating to certain equity awards (i.e., stockholder approval of a new equity compensation plan or our having additional share capacity under one of our existing stockholder-approved equity compensation plans and/or the passage of time).
The selling stockholders may resell any or all of such shares of common stock at any time they choose while this prospectus is effective. The inclusion in this prospectus of the employees named below who have acquired shares of our common stock under the Plan shall not be deemed to be an admission that any such individual is an “affiliate” of ours. There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.
The following is a list of our employees, regardless of number of shares held, who previously acquired shares of our common stock in connection with a vesting event that took place on October 5, 2010, pursuant to awards previously granted under the Plan, whose shares are being registered for resale pursuant to this prospectus. These employees may sell up to an aggregate of 638,450 shares of common stock, representing approximately 1.8% of our issued and outstanding shares of common stock. This percentage of ownership is based on 35,157,845 shares of our common stock issued and outstanding as of September 15, 2010 plus the additional 638,450 shares of our common stock that may be offered pursuant to this prospectus that were acquired by the selling stockholders on October 5, 2010, for a total of 35,796,295 shares.

Emil Abramovich
Ran Achituv
Gil Adda
Mohit Aggarwal
Lynn Akers
Shay Akiva
Caroline Albert
Alik Altermalin
Yuval Altman
Assaf Ambar
Yaniv Amir
Yair Amsterdam
Jona Arbel
Zafrir Argov
Yoav Ariav
Barbara Arndt
Sunil Aryan
Kar Ashutosh
Jean-Marc Autexier
Richard Philip Avenell
Amir Avrahami
Eyal Azoulay
Tal Azuz
Eyal Bachar
Gustavo Baril
Robert John Barnes
Albino Barresi
Todd Barrick
Haim Baruch
Bryan Beach
Don Behrman
Yanai Beilis
Stephen Bell
Gilad Ben Ari
Maya Ben Ari
Merav Ben Rehav
Zwicka Ben Zion
Avishay Ben Zvi
Tami Ben-Jacob
Evyatar Ben-Shitrit
Asaf Ben-Zeev
Gerald Berkovics
David J. Bertolino
Diana Binny
Michael Birdsong
Amit Bishoni
Amy Blank
Jeffrey T. Blevins
Frederick Boddie
Oksana Bogachek
Maarten A. Bokma
Amir Botzer
Jean Boudreau
John R. Bourne
Jonathan Brinson
Josef Bronstein
Raymond Brosius
Jerome Brown
Neri Brutzkus
Derek Bulstrode
Yossi Bulwik
Carolyn Busby
Marc Calahan
Brian Carman
Saar Carmi
Ido Carmon
Kenneth Carney
Yossi Chai
Larry W. Chapman
Eva Charissakis
Avner Chen
Sophie Chetboun
Sharon Chouli
Anthony Cintado
James Andrew Clifford-Cox
Amit Cohen
Gabriela Cohen
Guy Cohen
Itzik Cohen
Tzachi Cohen
Yaniv Cohen
Donna Colby
Gail Cole
Josef Colle
Sue Cordaro
Yochai Corem
John Crosby
Shlomi Dagan
Patrick Dagenais
Yael Dahan
Ernest D’Ambrose
Koby Danon
Lazi Darom
Ran Davidovitz
Andrew Davies
Ajay Dawar

Sander De Jong
Liberato Degruttola
Kaushik Deka
Snehal Desai
Steven Despins
Daniel Di Cicco
Michael DiBiase
Nancy DiVito
Thomas Dong
Shay Dovev
Aron Dovrat
Boaz Dudovich
John Christopher Duncan
Navit Dvir
William L. Eckard III
Natalie Eckel
Charles Ehlers
Moshe Ekroni
Itai Elata
Amos Eliav
Kristyn Emenecker
Ron Epstein
Koby Faro
Richard Fietz
Boaz Fischer
Henrich Fischler
Keith Flanagan
Candace Flynn
Karen Flynn
Stephen Foley
David Foltz
Michael Fox
Inbar Fridman
Michael Gagnon
Eyal Galin
Zack Galon
Siddartha Gandhi
Vinita Gangadharan
Jessica Garmise
Simon Gauthier
Smadar Gazit
Zoe Gee
Olivier Georlette
Shimi Gil
Darren Gill
Yossi Glass
Brian Glennon
Yuval Golan
Igor Goldberg
Shay Gonen
Nicolas Gonthier
Nelson Gonzalez
Kevin Graham Gower
Michael Graci
Ian Graham
Moshe Granot
Wayne Grant
Marc Graveline
Galit Greenbaum
Dawn Greene
Rajan Gupta
Elad Gur
Boaz Hachamoff
James Hagen
Eran Halfon
Eyal Halfon
Andy Harper
Marcia J. Harris
Yael Harush
Amy Conroy Hassinger
Andrew Robert Hawkes
Nati Hayun
Inon Hefetz
Kurt Allen Heier
Elad Hever
Nigel Christopher Hewett
Lior Hipsh
Tim Neil Holland
Ryan W. Hollenbeck
Itsik Horovitz
Gabriel Horowitz
Michael Howanitz
Mortimer Hubin
Jacqueline C. Hudson
Maggie Hung
Susan Huston
Ofer Iankovitch
Rick V. Israel
Philip Ives
Guy Jacubovski
Ron Jenik
Jay Jennings
Alexander Steven Johnson
Steve Kaden
Rafael Kaduri
Hitpreet Kang
Moshe Karabelnik
Ronen Katav
Itael Katsch
Ziv Katzir
Nhevo Kaufman
Persephone Keller
Shimon Keren
Lior Kessel
Oleg Khanukov
Oren Kilker
Giles King
Dieter Klein
Yaron Klein
Yaniv Knany
Nicholas Kocaj
Jonathan Kohl
Alex Koltun
Willie Kouncar
Oren Kulik
Kevin Kurimsky
Adam Wan Fung Kwok
Charles Gregory Lampe
Ronen Lampert
Arik Landau
Robert Lander
Celeste L’Argent
Noah Lasson
Erik Laurence
Brand Leask
Marco Leclerc
Dubi Lego
Ilan Leizgold
Brian Leslie
Eli Lessel
Amir Levi
Eli Levi
Shai Levi
I. Craig Levin
Liora Levy
Shaked Levy
Amanda Lewis
Robert Lighthiser
Leslie Linsner
Shlomit Littig
Haim Litvak
Kevin Livesey
Nataly Loewidt
Avi Louie
Yaniv Machluf
Nicholas Madigan
Naveen Maini
Genady Malinsky
Zahi Malki
Michel J. Manche
Louis Marchand
Eran Marelly
Evgeny Marmalstein
Hugo Martel
Max Mastrocola
John McCourt
Ernest McCoy
Jackie McGovern
Nick Alexander McLean
Yossi Medina
Sapna Medrano
Shai Meir
Nikola Meldrum
Yuval Meron
Robert Mirasola
Kevin Moore
James Moretti
Michel Morneau

Marie Mukarusine
Irina Munits
Alon Naftaly
Lior Naidorf
Harish Nair
Ran Naot
Murali Mohan Reddy Nareddy
Anand Navani
Joseph Neer
Yossi Nelkenbaum
Christopher Nelson
Orna Neuman
Kimball Newman
James Nies
Nithiarajan Nithiaratnam
Roi Nobel
Roy Nugent
Efi Nuri
Robert Nyberg
Jane O’Donnell
Johnathan Oelsner
Yuval Ohana
Yoni Osherov
Nilesh Pate
Anne M. Patton
Norvel Patton
Paul Patton
Shefi Paz
Ariela Pazi
Noam Pelles
Jose Fortuna Penaredondo
Nir Pery
Niv Peskin
Amir Pinto
Baruch Pinto
Krishna Pisipati
Marcel Poirier
Colin Maurice Pope
Berend-Jan Popper
Ken Porter
Sean Quigley
Avi Rabinovich
Alex Rabinovitch
Fred Radley
Gaurav Rastogi
Serena Rayner
Shay Razon
Shahar Remets
John Ringelman
Carl David Robson
Daniel Rock
Alan J. Roden
Bryan Melvyn Rose
Brigitte Routhier
Eyal Rozen
Hila Rozen
Douglas Rubel
Elizabeth Russell
Greg Ruzicka
William Ryan
Thomas G. Sabga
Rajeev Sanwalka
Bernard Sarel
William D. Schneider
Ann Marie Schumann
Vadim Sedletsky
Craig Seebach
Noam Seelenfreund
Ado Segal
Shmuel Segal
Irit Shaaya-Segal
Manishkumar Rameschandra Shah
Naama Shalom
Feeroj Shams
Uri Shani
Elad Sharon
Omer Shavit
Ran Shay
Terry Sheehan
Karim Shehadeh
Nick Shepherd
Jim Sherring
Gregory Sherry
Eyal Shidlovsky
Yair Shie
Liran Silver
Wee Kiat Sim
Ziv Simhon
David Singer
Eli Sinianski
Man Ho Sit
Ramakrishnan Sivaramakrishnan
Robyn Smith
Maged Soliman
Yehuda Sorek
Rodrigo Spinelli
Lisa Stevens
Andre St-Jean
Dennis Stock
David Stone
Kevin Strange
Bradley Stratton
Edgar E. Suarez
Dana Sugarman
Vijeth K. Suvarna
Ram Swery
Nimrod Tabenkin
Guy Tamir
Erez Taoz
Cheryle Tapp
Ryan Tate
Matthew Paul Tengwall
Simon Thewes
Stefan Thies
Eduard Timchenko
Guy Toibin
Tohar Trabinovitch
Richard Traver
Nancy Y. Treaster
Vladimir Trostyanetski
Shiu Hang Kenneth Tsang
Arkady Tunik
Jason Turner
Stephanie Turner
Yossi Twizer
Sean Tyler
Shiri Tzuk
Thomas D. Ulreich
Prasanna Vasudevan
Daniel Vitlis
John Voyatzis
Helen Vuletin
Eran Wachman
Thomas Wannenmacher
Andy Wareing
Mohammed Waseem
Elaina Wassmuth
Joseph Watson
Daniel Weiss
Miki Weiss
Zvi Weiss
Peter Weller
Steve Weller
Daniel Wensel
Wynne Wilder
David Williams
Jamie Williams
Guy Wilson
Jon Wilson
Rob Wint
David Worthley
Duane Sherrington Wright
Gur Yaari
Gadi Yair
Danny Yaron
Yossi Yitshaki
Koby Yosef
Dganit Zahavi
Christopher L. Zaske
Mary Zellers
Victoria Zicopoulos
Sofia Zilberman
Dror Daniel Ziv
Ruthi Zimmerman
Yoel Zmuckas
Yoram Zohar
Eytan Zucker
Alexander Zur
Dror Zur
Ido Zur

PLAN OF DISTRIBUTION
The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:
•	on the NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);
•	in public or privately negotiated transactions;
•	in transactions involving principals or brokers;
•	in a combination of such methods of sale; or
•	any other lawful methods.
Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.
When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such selling stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.
Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.
Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.
To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.
The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.
Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS
The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Jones Day, New York, New York.
EXPERTS
The consolidated financial statements, incorporated in this prospectus by reference from Verint Systems Inc.’s Annual Report on Form 10-K for the year ended January 31, 2010, and the effectiveness of Verint Systems Inc.’s internal control over financial reporting as of January 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the adoption of new accounting guidance for the reporting and disclosure of noncontrolling interests, and (2) express an adverse opinion on the effectiveness of Verint Systems Inc.’s internal control over financial reporting because of material weaknesses). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.
The following documents that we have filed with the SEC are incorporated herein by reference:
•	our Annual Report on Form 10-K for the year ended January 31, 2010, filed with the SEC on May 19, 2010, as amended on June 18, 2010;

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010, filed with the SEC on June 9, 2010;

•	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, filed with the SEC on September 8, 2010;
•	our Current Reports on Form 8-K, filed with the SEC on February 4, 2010, February 23, 2010, March 3, 2010, March 22, 2010, April 21, 2010, May 3, 2010, July 19, 2010 and August 2, 2010; and
•	the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on July 2, 2010.
Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us as set forth below under “Where You Can Find Additional Information.”
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.
Through our website at www.verint.com, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements and other information that we file with the SEC. You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information that registrants, such as we, file electronically with the SEC. Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.
Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at:
Verint Systems Inc.
330 South Service Road
Melville, New York 11747
(631) 962-9600
Attn: Corporate Secretary

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Company with the Commission are incorporated herein by reference:
•	the Company’s Annual Report on Form 10-K for the year ended January 31, 2010, filed with the Commission on May 19, 2010, as amended on June 18, 2010;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010, filed with the Commission on June 9, 2010;

•	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2010, filed with the Commission on September 8, 2010;
•	the Company’s Current Reports on Form 8-K, filed with the Commission on February 4, 2010, February 23, 2010, March 3, 2010, March 22, 2010, April 21, 2010, May 3, 2010, July 19, 2010 and August 2, 2010; and
•	the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 2, 2010.
All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, and with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which any person shall have been adjudged liable to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
The above is a general summary of certain indemnity provisions of the DGCL and is subject, in all cases, to the specific and detailed provisions of the Sections referenced herein.
As permitted by the DGCL, our certificate of incorporation includes a provision to eliminate the personal liability of our directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. Our certificate of incorporation also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, employee or agent of any other enterprise, serving as such at our request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities actually and reasonably incurred in connection with any proceeding involving such person in this capacity. The Company has also entered into an indemnification agreement with each of its directors and officers under which the Company agreed to provide indemnification and expense reimbursement as outlined above.
The Company has agreed to indemnify Comverse Technology, Inc. (“Comverse”) and its directors, officers, employees and agents against any liabilities arising out of any claim that any provision of the business opportunities agreement, entered into by the Company and Comverse, breaches any duty that may be owed to the Company by Comverse or any such person.
The Company has provided directors’ and officers’ liability insurance coverage for the Company’s officers and directors since 2006. Previously, Comverse obtained directors’ and officers’ liability insurance which also provided coverage for the Company’s officers and directors under a Corporate Services Agreement entered into by the Company and Comverse.
Each of the Company’s directors who is also a director and/or officer of Comverse has an indemnification agreement with Comverse. Under this agreement Comverse has agreed to indemnify such person against losses and expenses, to the extent permitted by law, incurred by such person in connection with his service as director and/or officer of Comverse or any of its subsidiaries, including the Company.

Item 7.	Exemption from Registration Claimed.
As previously disclosed, as a result of the Company’s inability to file required reports with the Commission during the Company’s extended filing delay period, the Company previously ceased using its then-existing registration statements on Form S-8 to make equity grants to employees. On May 24, 2007, the Company received a no-action letter from the Commission upon which the Company relied to make broad-based equity grants to employees under a no-sale theory. The Company has also made equity grants to certain non-officer executives who qualify as accredited investors in reliance upon the exemption from registration provided by Regulation D of the Securities Act of 1933 and to certain employees outside the United States in reliance upon the exemption from registration provided by Regulation S of the Securities Act of 1933. All of the shares of common stock that may be offered pursuant to the resale prospectus contained in this registration statement were acquired by the selling stockholders upon the grant of restricted stock pursuant to an applicable private placement exemption or the vesting of equity awards issued pursuant to the no-sale theory or an applicable private placement exemption.

Item 8.	Exhibits.

Filed Herewith /
Incorporated by Reference
Number	Description	from

4.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007

4.3	Amended and Restated By-laws of Verint Systems Inc.	Form 10-K filed on March 17, 2010

4.4	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.5	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. 2010 Long-Term Stock Incentive Plan	Filed Herewith

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith

Item 9.	Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on this 5th day of October, 2010.

VERINT SYSTEMS INC.
By:	/s/ Dan Bodner
Dan Bodner
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dan Bodner Dan Bodner, Chief Executive Officer and President; Director of Verint Systems Inc. (Principal Executive Officer)	October 5, 2010

/s/ Douglas E. Robinson Douglas E. Robinson, Chief Financial Officer of Verint Systems Inc. (Principal Financial Officer and Principal Accounting Officer)	October 5, 2010

/s/ Paul D. Baker Paul D. Baker, Director of Verint Systems Inc.	October 5, 2010

/s/ John Bunyan John Bunyan, Director of Verint Systems Inc.	October 5, 2010

/s/ Andre Dahan Andre Dahan, Chairman of the Board of Directors of Verint Systems Inc.	October 5, 2010

/s/ Victor A. DeMarines Victor A. DeMarines, Director of Verint Systems Inc.	October 5, 2010

/s/ Kenneth A. Minihan Kenneth A. Minihan, Director of Verint Systems Inc.	October 5, 2010

/s/ Larry Myers Larry Myers, Director of Verint Systems Inc.	October 5, 2010

/s/ Howard Safir Howard Safir, Director of Verint Systems Inc.	October 5, 2010

/s/ Shefali Shah Shefali Shah, Director of Verint Systems Inc.	October 5, 2010

/s/ Stephen M. Swad Stephen M. Swad, Director of Verint Systems Inc.	October 5, 2010

/s/ Lauren Wright Lauren Wright, Director of Verint Systems Inc.	October 5, 2010

EXHIBIT INDEX

Filed Herewith /
Incorporated by Reference
Number	Description	from

4.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007

4.3	Amended and Restated By-laws of Verint Systems Inc.	Form 10-K filed on March 17, 2010

4.4	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.5	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. 2010 Long-Term Stock Incentive Plan	Filed Herewith

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith